Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
Registration Statement Under the Securities Act of 1933

(Form Type)

Constellation Energy Corporation
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, without par value	Other	33,000,000	$211.095	$6,966,135,000	0.0001476	$1,028,201.53
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The registration fee was estimated in accordance with Rules 457(c) and 457(h) and was based upon the average of the high and low sales prices of Constellation Energy Corporation’s common stock as reported on the NASDAQ Stock Market, Inc. on June 17, 2024.

Table 2: Fee Offset Claims and Sources*

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources

Rule 457(p)
Fee Offset Claims
Fee Offset Sources

* Not applicable.

Table 3: Combined Prospectuses*

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

* Not applicable.